Exhibit 10.2

March 20, 2003

Kevin Kelley

4455 Paradise Road

Las Vegas, Nevada 89109

Re: Performance Awards Plan/Award Agreement

Dear Kevin:

Pursuant to the Hard Rock Hotel, Inc. Performance Awards Plan (as presently in effect, and as it may be amended from time to time hereafter, the “Plan”) and this Award Agreement (this “Agreement”), Hard Rock Hotel, Inc., a Nevada corporation (the “Corporation”), hereby awards to Kevin Kelley (“Participant”) the number of Plan performance units (“Units”) specified in Section 1 below. Units are granted to Participant subject to the restrictions, terms, conditions and vesting schedule set forth herein and in the Plan and are in all respects qualified, limited and conditioned by the Plan. In the event of any conflict or inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. Capitalized terms which are not defined herein have the meaning specified in the Plan. A copy of the Plan will be provided to Participant upon request or may be reviewed by Participant at the Corporation’s executive offices during regular business hours. All references herein to “Sections” shall mean the numbered Sections of this Agreement, unless otherwise specified.

1.             Grant of Units; Types of Awards. The Corporation hereby grants to you 2,000 Units, each of which has an index value of $1,000 (“Index Value”) for purposes of this Agreement. All Awards under this Agreement, whether they are payable as Cash-Based Awards or as Share-Based Awards, are designated as Performance-Based Awards and shall be subject to the provisions of the Plan relating to Performance-Based Awards. All Awards payable hereunder are Cash-Based Awards, except (i) Awards payable under Section 11(b) which are Share-Based Awards to the extent provided therein and (ii) Awards which, in connection with a Change in Control, the Committee decides to designate as Share-Based Awards (as authorized under Section 10).

2.             Award Payment Date; Payment Deferrals. Except as provided in Sections 5(a), 6, 9, 10 or 11, all Awards payable pursuant to this Agreement shall be paid 90 days after the end of the four-year Vesting Period (as defined in Section 3). Participant, however, may request deferral of the payment of Awards by submitting to the Committee, not later than 30 days prior to the end of the Vesting Period, a written request stating the requested deferred payment date and the amount of the requested deferral. The Committee shall have absolute discretion to approve or deny such request. An Award payment deferral, if approved by the Committee, shall be for a term of one year (a “Deferral Year”) from the date on which the Award payment would otherwise have been due. A Participant, however, may request subsequent Deferral Years in accordance with the above provisions of this Section. Each such request for a subsequent deferral must be submitted to the Committee not later than 120 days prior to the then-scheduled Award payment date.

3.             Vesting; Contingent Units.

(a)           Except as provided in Sections 5(a), 10 or 11, Units awarded under this Agreement shall become vested at the rate of 25% per year during the four-year period (the “Vesting Period”) commencing on April 1, 2003. Vesting shall occur on March 31 of each year of the Vesting Period, provided that Participant is still employed by the Corporation or any of its Subsidiaries on each date fixed for vesting.

(b)           Each of the four years commencing on April 1 which comprise the Vesting Period, as provided in paragraph (a) of this Section, is referred to herein as a “Vesting Year.” Units which have not yet become vested as of a specified date are sometimes referred to herein as “Contingent Units.”

4.             Calculations of Awards.

(a)           The value assigned to an Award (the “Assigned Value”) shall be calculated annually prior to the earlier of (i) the 90th day after the end of each Vesting Year or (ii) any such earlier date after the end of a Vesting Year by which payment of an Award based on that calculation is due under this Agreement. If payment of an Award is deferred pursuant to Section 2, then the Assigned Value also shall be calculated not earlier than 90 days and not later than one day prior to the end of each Deferral Year. The Assigned Value shall equal the sum of (x) the Initial EBITDA Award Value, which shall be calculated in accordance with paragraph (b) of this Section 4, only for Units that became vested either in the most recently completed Vesting Year prior to the calculation date or subsequent to such most recently completed Vesting Year as a result of accelerated vesting (collectively, “Newly Vested Units”), plus (y) the most recent Carryover EBITDA Award Value, which shall be calculated in accordance with paragraph (c) of this Section 4, for Units that became vested in any Vesting Year prior to either the most recently completed Vesting Year or the most recently completed Deferral Year (collectively, “Previously Vested Units”). The Committee shall certify all such calculations prior to payment of the Award. If, as a result of accelerated vesting, Units become vested prior to completion of the first Vesting Year, then for purposes of the above calculations specified in this paragraph (a) such Units shall be deemed to have become vested in the first Vesting Year.

(b)           Initial EBITDA Award Value shall be calculated as follows:

Index Value	x	number of Newly Vested Units	=	Initial EBITDA Award Value

(c)           For each completed Vesting Year after the first one and for each Deferral Year (if any), Carryover EBITDA Award Value shall be calculated as follows:

EBITDA Performance Factor (calculated pursuant to paragraph (d) of this Section 4)	x	the sum of Initial EBITDA Award Value calculated during the immediately preceding Vesting Year plus Carryover EBITDA Award Value calculated during the immediately preceding Vesting Year (if any)	=	Carryover EBITDA Award Value

(d)           “EBITDA Performance Factor” shall be calculated as a ratio, the numerator of which is EBITDA for the most recently completed Vesting Year or Deferral Year, as the case may be (or $1 if such EBITDA was a negative amount), and the denominator of which is EBITDA for the Vesting Year or Deferral Year immediately preceding the most recently completed Vesting Year or Deferral Year, as the case may be (or $1 if such EBITDA was a negative amount).

(e)           If an Award is paid without deferral under Section 2, then the amount of the Award payment shall be the greater of (i) the most recently calculated Assigned Value as of the Award payment date or (ii) the product of the Index Value multiplied by the number of Units in respect of which the Award is payable. If an Award payment is deferred pursuant to Section 2, then the amount of the Award payment shall be the most recently calculated Assigned Value as of the Award payment date.

5.             Death, Disability or Retirement of Participant.

(a)           If Participant dies or ceases to be an employee of the Corporation or any of its Subsidiaries by reason of Disability (as defined in paragraph (b) of this Section) or Retirement (as defined in paragraph (c) of this Section) while any Units awarded hereunder are still Contingent Units, then the Committee shall have the authority, in its absolute discretion, to approve and implement any or all of the following:

(i)            accelerated vesting of some or all Contingent Units;

(ii)           cancellation of some or all Contingent Units (with no payment or replacement Units in respect thereof); or

(iii)          payment of Awards to Participant (or to Participant’s estate in the event of death) prior to the payment date provided for in Section 2.

(b)           “Disability” means

(i)            disability, disabled or permanently disabled, as defined in Participant’s employment agreement; or

(ii)           if clause (i) of this paragraph (b) is not applicable, a physical or mental illness or incapacity of Participant which has resulted in a determination that Participant is entitled to receive benefits (A) under a long-term disability insurance policy maintained by the Corporation or any of its Subsidiaries for Participant or (B) if no such insurance policy is then in existence, under the federal social security disability insurance program.

(c)           “Retirement” means

(i)            permanent termination of regular full-time employment at a time when (A) Participant’s age is at least 65 or (B) Participant’s age is at least 55 and the sum of his or her age plus years of regular full-time employment with the Corporation or any of its Subsidiaries is at least 65; and

(ii)           Participant certifies in writing to the Committee that he or she no longer intends to engage in a full-time vocation.

(d)           Except to the extent the Committee takes any of the actions specified in paragraph (a) of this Section, the payment of Awards and the status of Contingent Units in the event of Participant’s death, Disability or Retirement shall be governed by Section 8.

6.             Termination of Employment By Corporation Or Subsidiaries Other Than For Cause. If the Corporation or any of its Subsidiaries terminate Participant’s employment for any reason other than Cause (as provided in Section 7), then (i) all Contingent Units as of the date of such termination shall be canceled, (ii) Participant shall not be entitled to any payment or replacement Units in respect of such Contingent Units, and (iii) all Awards payable pursuant to this Agreement shall be paid 90 days after the date of such termination.

7.             Termination of Employment For Cause.

(a)           If the Corporation or any of its Subsidiaries terminate Participant’s employment for Cause as provided in paragraph (b) of this Section, then all Contingent Units shall be canceled and all vested Units for which Awards have not yet been paid shall be forfeited. Participant shall not be entitled to any payment or replacement Units in respect of Units that are canceled or forfeited pursuant to this Section.

(b)           Termination of Participant’s employment for any of the following reasons shall constitute termination for Cause:

(i)            any event or condition occurs which is specified in Participant’s employment agreement as grounds for termination for cause;

(ii)           Participant engages in the operation or management of a business, whether as owner, partner, officer, director, employee or otherwise, which is in competition with the Corporation or any of its Subsidiaries, or Participant otherwise violates the terms of any covenant restricting such competition contained in any agreement to which Participant is a party and the Corporation or any of its Subsidiaries are a party or a third party beneficiary;

(iii)          Participant is convicted of, or pleads nolo contendere to, any felony or other crime which would, in the reasonable judgment of the Committee, make Participant unsuitable for employment with a licensed gaming enterprise; or

(iv)          Participant commits any act or omission constituting gross negligence or willful misconduct in the performance of his or her duties.

In addition, Participant’s employment shall be deemed terminated for Cause if Participant resigns or otherwise terminates his or her employment at a time when the Corporation or any of its Subsidiaries had grounds to terminate Participant’s employment under any of clauses (i) through (iv) of this paragraph (b).

8.             Termination Of Employment By Participant Or Under Certain Other Circumstances. If Participant resigns or otherwise terminates his or her employment with the Corporation or its Subsidiaries or if Participant’s employment terminates due to death or Disability and Section 5(d) provides that this Section 8 shall govern, then (i) all Contingent Units shall be canceled, (ii) Participant shall not be entitled to any payment or replacement Units in respect of such Contingent Units and (iii) the Corporation shall pay Awards with respect to vested Units 90 days after the end of the Vesting Period.

9.             Special Events.

(a)           If Participant issues written certification to the Committee that an event specified in paragraph (c) of this Section has occurred (the “Certification”) and at the time of the Certification Participant has been employed by the Corporation or any of its Subsidiaries for at least two years, then subject to the approval of the Committee, which shall not be unreasonably withheld and shall be deemed granted unless the Committee issues written disapproval to Participant within ten days after receiving the Certification, Participant shall be entitled to accelerated payment of Awards in accordance with paragraph (b) of this Section.

(b)           Awards of which the Committee has approved accelerated payment under paragraph (a) of this Section shall be paid within 30 days after such approval.

(c)           An event covered by paragraph (a) of this Section is any of the following:

(i)            a purchase by Participant of his or her principal residence;

(ii)           a medical emergency requiring payment by Participant (after giving effect to amounts covered by insurance) of more than $5,000; or

(iii)          payment by Participant of college tuition and related expenses of a dependent in an aggregate amount exceeding $5,000.

10.           Change in Control. In the event of a Change in Control, the Committee shall have absolute discretion to accelerate the vesting of Contingents Units or the payment of Awards, to designate Awards as Share-Based Awards, or to make any other decisions or take any other actions described in Section 7(b) of the Plan.

11.           Initial Public Offering.

(a)           Upon a sale by the Corporation of Stock or other equity securities convertible into Stock in an initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”), the Committee shall have absolute discretion to accelerate the vesting of Contingent Units and payment of Awards so that the Contingent Units become vested upon completion of the IPO and all Awards are paid within 30 days after the date on which the IPO is completed.

(b)           Awards in respect of Contingent Units which become vested pursuant to the acceleration provisions of paragraph (a) of this Section shall be paid in the form of the equity securities that were sold in, and at the price per security offered in, the IPO (exclusive of underwriters’ discounts), subject to the aggregate limit on Share-Based Awards specified in Section 5(a) of the Plan. Awards in excess of such limit shall be Cash-Based Awards.

12.           Payment Dates Falling on Holidays. If the date on which any payment due hereunder falls on a Saturday, Sunday or day on which federal government offices and banks are generally closed (a “Holiday”), such payment shall instead be due on the next subsequent day that is not a Holiday.

13.           Governing Law. This Agreement shall be governed by the laws of the State of Nevada from time to time in effect, without regard to conflicts of law principles.

14.           Notices. Any notice, request, certification or other communication pertaining to this Agreement or the Plan (collectively, “Notices”) shall be given in writing and delivered in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such other address as either party may elect to designate in advance in writing, to the other party:

PARTICIPANT:

Kevin Kelley

4455 Paradise Road

Las Vegas, Nevada 89109

The CORPORATION or the COMMITTEE:

Hard Rock Hotel, Inc.

510 North Robertson Boulevard

Los Angeles, California 90048

Attn: Peter A. Morton, Chairman/CEO

Notices given in the aforesaid manner shall be deemed given and received at the time of delivery if delivered in person or three days after mailing if sent by certified or registered mail.

15.           Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable by reason of any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in effect. No provision of this Agreement shall be deemed dependent on any other provision unless so expressed herein.

16.           Gaming Authorities Approval. Nothing in this Agreement shall be construed to require the performance of any act contrary to law, and if there is any conflict between any provision of this Agreement and any statute, law, ordinance, or regulation, contrary to which the parties have no legal right to contract, then the latter shall prevail; but in such an event, the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement, the terms and conditions contained herein and the payment of any Awards hereunder shall be contingent upon all requisite approvals of the Gaming Authorities.

17.           No Assurance of Employment. Nothing in this Agreement or in any other documents related to this Agreement or the Plan shall confer upon Participant any right to continue in the employ or other service of the Corporation or any of its Subsidiaries or constitute any contract (of employment or otherwise) or other limitation on the right of the Corporation or any of its Subsidiaries to change Participant’s compensation or other benefits or to terminate the employment of Participant with or without cause.

18.           Merger. This Agreement and the Plan supersede any and all other agreements and understandings, either oral or in writing, between the parties hereto with respect to the Units awarded to Participant under this Agreement, the vesting of such Units and the payment of Awards in respect of such Units.

19.           Effectiveness. This Agreement shall be effective upon the parties’ execution of it in the spaces provided below, Participant’s initialing Section 21 in the space provided at the end of that Section, and Participant’s delivery of an executed copy to the Corporation’s Chairman/CEO.

20.           Construction. The section headings in this Agreement are for convenience only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement

21.           Participant’s Waiver of Certain Legal Rights to Earlier Payments. Participant acknowledges that in the event of voluntary or involuntary termination of Participant’s employment with the Corporation or any of its Subsidiaries, the Nevada Revised Statutes (Nevada law) might call for the Corporation to pay Participant any amounts due hereunder earlier than the payment date called for under this Agreement and the Plan. Participant hereby waives entitlement to such payment by the date called for under the Nevada Revised Statutes in the event of termination of Participant’s employment and, in lieu thereof, accepts the later payment date called for under this Agreement.

Participant’s Initials

Hard Rock Hotel, Inc., a Nevada corporation

	By:	/s/ Peter Morton
		Name:	Peter Morton
		Title:	Chairman/CEO

Accepted and agreed:

PARTICIPANT:

/s/ Kevin Kelley
Signature
Name: Kevin Kelley